INFORMATION STATEMENT PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:
[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14c-5(d)(2)
[X]  Definitive Information Statement



                              INTERGOLD CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:________.
     (2) Aggregate number of securities to which transaction applies:________.
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):_______.
     (4) Proposed maximum aggregate value of transaction:_____.
     (5) Total fee paid:_____.
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:______
     (2) Form, Schedule or Registration Statement No.:______.
     (3) Filing Party: _________
     (4) Date Filed: __________

                              INTERGOLD CORPORATION
                          435 Martin Street, Suite 2000
                            Blaine, Washington 98230


                              INFORMATION STATEMENT
                                      Dated
                                   May 1, 2003


                                     GENERAL

     This Information Statement is being circulated to the shareholders of Intergold Corporation, a Nevada corporation (the "Company"), in connection with the taking of corporate action without a meeting upon the written consent (the "Written Consent") of the holders of a majority of the outstanding shares of the Company's $0.00025 par value common stock (the "Common Stock"). The names of the shareholders who will be signing the Written Consent and their respective equity ownership of the Company are as follows: (i) Sonanini Holdings Ltd. holding of record 34,226,513 shares of Common Stock (21.89%); (ii) TriStar Financial Services Inc. holding of record 31,957,630 shares of Common Stock (20.44%); and
(iii) Alexander Cox holding of record 22,912,400 shares of Common Stock
(14.66%).

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     As more completely described below, the matters upon which action is proposed to be taken are: (i) to authorize the Board of Directors to effect a reverse stock split of one-for-three hundred (the "Reverse Stock Split") of the Company's outstanding Common Stock, depending upon a determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and its shareholders; (ii) to approve the sale of the Company's subsidiary pursuant to future possible restructuring initiatives which includes approval and authorization of any sale and purchase agreement relating thereto (the "Proposed Sale and Purchase"); (iii) to approve the election of one director to serve as a director of the Company until the next annual meeting of the shareholders or until his successor has been elected and qualified; (iv) to approve a stock option plan for key personnel of the Company (the "Stock Option Plan"); and (v) to ratify the selection of LaBonte & Co. as the Company's independent public accountants for the fiscal year ending December 31, 2003.

     The date, time and place at which action is to be taken by written consent on the matters to be acted upon, and at which consents are to be submitted, is August 7, 2003, at 10:00 a.m. (Pacific Time) at 435 Martin Street, Suite 2000, Blaine, Washington 98230.

     This information statement is being first sent or given to security holders on approximately July 7, 2003.


                       VOTING SECURITIES AND VOTE REQUIRED

     On March 15, 2003, the Board of Directors authorized and approved, subject to shareholder approval, certain corporate actions, which the Board of Directors deemed to be in the best interests of the Company and its shareholders. The Board of Directors further authorized the preparation and circulation of this information statement and a shareholders' consent to the holders of a majority of the outstanding shares of the Company's Common Stock.

     There are currently 156,328,943 shares of the Company's Common Stock outstanding, and each share of Common Stock is entitled to one vote. The Written Consent of ten (10) or less shareholders of the Company holding at least 78,164,472 shares of the Common Stock issued and outstanding is necessary to approve the matters being considered. The record date for determining shareholders entitled to vote or give Written Consent is June 15, 2003 (the "Record Date"). Except for the Common Stock there is no other class of voting securities outstanding at this date.

     The matters upon which action is proposed to be taken are: (i) the approval of the Reverse Stock Split; (ii) the approval of the Proposed Sale and Purchase;
(iii) the election of one director to serve on the board of directors of the Company as follows: Grant R. Atkins; (iv) the approval of the adoption of the Stock Option Plan for key personnel; and (v) the ratification of the selection of LaBonte & Co. as the Company's independent public accountants for the fiscal year ending December 31, 2003.

     The cost of this Information Statement, consisting of printing, handling and mailing of the Information Statement and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding the Information Statement to the beneficial owners of the shares of Common Stock, will be paid by the Company.


                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

CURRENT OFFICERS AND DIRECTORS

     As of the date of this Information Statement, the director and executive officer of the Company is as follows:

Name                      Age                Position with the Company
----                      ---                ------------------

Grant Atkins              42                 President/Secretary/Treasurer and
                                             Director

     As of the date of this Information Statement, the director and executive officer of the Company's wholly-owned subsidiary, International Gold Corporation ("INGC") is as follows:

Name                       Age               Position with INGC
----                       ---               ------------------

Grant Atkins               42                President/Secretary/Treasurer and
                                             Director

     GRANT ATKINS has been the President of the Company since 2001 and the Secretary, Treasurer and a Director of the Company since September of 1998. Mr. Atkins has also been the sole director and the President, Secretary and Treasurer of International Gold Corporation since March of 1998. Mr. Atkins has provided organization and controller duties in the Company since its formation. For the past six years, Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. During 1998 through current date, Mr. Atkins is a consultant through the private management companies of TriStar Financial Services, Inc. and Investor Communications International, Inc. Mr. Atkins is the director and president for Vega-Atlantic Corporation, a public traded corporation engaged in the worldwide exploration and development of oil and gas, gold and other minerals. Mr. Atkins is also a member of the board of directors of Petrogen Corp., a publicly traded corporation engaged in the energy industry and a member of the board of directors of GeneMax Corp., a publicly traded biotechnology corporation specializing in the discovery and development of immunotherapeutics aimed at the treatment and eradication of cancer and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection.

     For further information concerning the officers and directors of the Company, please see "DIRECTORS OF THE COMPANY - Information Concerning Nominees."

AUDIT COMMITTEE

     As of the date of this Information Statement the Company has not appointed members to an audit committee. As of the date of this Information Statement no audit committee exists. Therefore, the role of an audit committee has been conducted by the Board of Directors of the Company.

     After the appointment of additional directors of the Company, the Company intends to establish an audit committee. When established, the audit committee will be comprised of at least two disinterested members. When established, the audit committee's primary function will be to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The audit committee's primary duties and responsibilities will be:
(i) to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (ii) to review and appraise the audit efforts of the Company's independent accountants; (iii) to evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (iv) to oversee management's establishment and enforcement of financial policies and business practices; and (v) to provide an open avenue of communication among the independent accountants, management and the Board of Directors.

     The Board of Directors has considered whether the provision of such non-audit services would be compatible with maintaining the principal independent accountant's independence. The Board of Directors considered whether the Company's principal independent accountant was independent, and concluded that the auditor for the previous fiscal year ended December 31, 2002 was independent.

AUDIT FEES

     During fiscal year ended December 31, 2002, the Company incurred approximately $5,000 in fees to its principal independent accountant for professional services rendered in connection with audit of the Company's financial statements for fiscal year ended December 31, 2002 and $5,000 for the review of the Company's financial statements for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During fiscal year ended December 31, 2002, the Company did not incur any fees for professional services rendered by its principal independent accountant for certain information technology services which may include, but is not limited to, operating or supervising or managing the Company's information or local area network or designing or implementing a hardware or software system that aggregate source data underlying the financial statements.

ALL OTHER FEES

     During fiscal year ended December 31, 2002, the Company did not incur any other fees for professional services rendered by its principal independent accountant for all other non-audit services which may include, but is not limited to, tax-related services, actuarial services or valuation services.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date concerning: (i) each person who is known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock; (ii) each of the Company's executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.

CLASS OF STOCK    NAME                        AMOUNT AND NATURE OF     PERCENT
                                              BENEFICIAL OWNERSHIP  OF OWNERSHIP
-------------------------------------------------------------------------------
                                    (2)                    (1)
Common Stock      Sonanini Holdings Ltd.           34,226,513          21.89%
                  1006 - 100 Park Royal
                  Vancouver, British Columbia
                  Canada V7T 1A2

                                    (3)                    (1)
Common Stock      TriStar Financial                31,957,630          20.44%
                  Services Inc.
                  435 Martin Street, Suite 2000
                  Blaine, Washington 98270

                                    (4)                    (1)
Common Stock      Intergold Mining                 17,424,300          11.15%
                  Corporation
                  3305 W. Spring Mountain Rd.
                  Suite 60
                  Las Vegas, Nevada 89102

                                                           (1)
Common Stock      Alexander W. Cox                 22,912,400          14.66%
                  428 - 755 Burrard Street
                  Vancouver, British Columbia
                  Canada V6Z 1X6
                                                           (5)
Common Stock      All officers and directors        1,000,000           0.64%
                  as a group (1 person)
--------------------------------------------------------------------------------

     (1)
     These are restricted shares of Common Stock.

     (2)
     The sole officer/shareholder of Sonanini Holdings Ltd. is Wolfgang Rauball with a business address of Kartnerring 5-7, Top 3D A, 1010 Vienna, Austria. The sole director of Sonanini Holdings Ltd. is Vojtech Agyagos with a business address of 1006 - 100 Park Royal, West Vancouver, British Columbia, Canada V7T 1A2.

     (3)
     The sole officer/director of TriStar Financial Services, Inc. is Marcus Johnson, a U.S. citizen, with a business address of 4507 Lakeway Drive, Bellingham, Washington 98226. The sole shareholder of TriStar is Colonial Financial Group, Inc., with a business address of Gubelstrasse 15, CH-6300, 2 u.g., Switzerland.

     (4)
     Pursuant to the terms of a stock-for-stock agreement dated July 23, 1997 between the Company and Intergold Mining Corporation, the Company: (i) issued 40,000,000 shares of its restricted Common Stock to Intergold Mining Corporation in exchange for one share of INGC, which constituted all of the issued and outstanding shares of INGC, held by Intergold Mining Corporation; and (ii) acquired its subsidiary INGC and associated assets, which consisted primarily of title to a block of 321 contiguous unpatented lode mining claims located in Idaho (the :Blackhawk Property"). As of the date of this Information Statement, Intergold Mining Corporation holds of record 17,424,300 shares of restricted Common Stock.

     (5)
     Includes the assumption of the exercise of 1,000,000 options by the officer/director as option holder pursuant to the terms of the Non-Qualified Stock Option Plan to purchase 500,000 shares of restricted Common Stock at $0.50 per share and 500,000 shares of restricted Common Stock at $1.00 per share, respectively.


                             EXECUTIVE COMPENSATION

     As of the date of this Information Statement, all executive officers and directors of the Company are reimbursed for any out-of-pocket expenses incurred by them on behalf of the Company. Previously, all officers of the Company may be paid up to $5,000 per month for their executive officer roles, however, no such expenses were incurred during fiscal year ended December 31, 2002. As of fiscal year ended December 31, 2001, the Company had accrued a total of approximately $52,000 as officers and directors executive compensation, which was cancelled effective December 31, 2001, resulting in a recovery of directors' fees for fiscal year ended December 31, 2001. None of the Company's directors or officers are party to employment agreements with the Company. The Company presently has no pension, health, annuity, insurance, profit sharing or similar benefit plans.

     However, Grant Atkins, a director and officer of the Company, indirectly derives remuneration from the Company through Investor Communications International, Inc. ("ICI"), which provides a wide range of management, financial and administrative services to the Company. Mr. Atkins is employed by ICI and part of the management team provided by ICI to the Company.

     The Company and ICI entered into a two-year consulting services and management agreement dated January 1, 1999 and the Company's subsidiary, International Gold Corporation, and Amerocan entered into a similar agreement dated January 1, 1999 whereby ICI and Amerocan perform a wide range of management, administrative, financial, marketing and public company services including, but not limited to, the following: (i) international business relations and strategy development, (ii) investor relations and shareholder liaison, (iii) corporate public relations, press release and public information distribution, (iv) property exploration management, including administration of metallurgical development, metallurgical liaison, BLM liaison, engineering company liaison, drilling administration, geologist liaison, mapping, survey and catalogue, geostatistical liaison, environmental research, geological reports compilation and due diligence efforts, (v) administration, including auditor and legal liaison, media liaison, corporate minutebook maintenance and record keeping, corporate secretarial services, printing and production, office and general duties, and (vi) financial and business planning services, including capital and operating budgeting, banking, bookkeeping, documentation, database records, preparation of financial statements and creation of annual reports. On January 1, 2001, the Company and ICI and International Gold Corporation and Amerocan, respectively, renewed its consulting services and management agreement for an additional two-year period. Subsequent to January 1, 2003, the consulting agreement with ICI has been extended on a month-to-month basis and the consulting agreement with Amerocan has expired and will not be renewed.

     During fiscal year ended December 31, 2002, $106,000 was incurred payable to ICI for amounts due and owing for operational management, administrative, financial and other services rendered. During fiscal year ended December 31, 2002, net cash advances of $11,950 were made by ICI to the Company. During fiscal year ended December 31, 2002, the Company paid $-0- to ICI and Amerocan towards an aggregate principal amount due of $872,803 and $151,000, respectively, plus accrued interest.

     During fiscal year ended December 31, 2002, Grant Atkins received approximately $17,325 from ICI for services provided to the Company. See "Summary Compensation Table" below.

     Executive compensation is subject to change concurrent with the Company's requirements. None of the officers and directors of the Company are officers or directors of ICI, nor does the Company own of record capital stock of ICI.

SUMMARY COMPENSATION TABLE

                               Annual Compensation        Awards   Payouts
                              ---------------------      --------  -------
                                 $      $       $       $     #      $
Name/Position     Year       Salary  Bonus   Other     RSA Options  LTIP   Other
-------------     ----       ------  -----   -----     --- ------- ------  -----
                                                  (1)
Gary Powers       2000          0      0    $33,000     0  100,000    0      0
Prior Pres./      2001          0      0       0        0     0       0      0
Director          2002          0      0       0        0     0       0      0

                                                  (1)
Grant Atkins      2000          0      0    $57,500     0 1,000,000   0      0
Pres./Director    2001          0      0    $12,500     0     0       0      0
                  2002          0      0    $17,325     0     0       0      0

                                                  (1)
Harold Gooding    2000          0      0    $13,500     0   200,000   0      0
Prior Director    2001          0      0       0        0     0       0      0
                  2002 n/a

     (1)
     Received pursuant to respective contractual arrangements between the Company and Guest Investments, Ltd., and/or Amerocan Marketing, Inc. and/or ICI.

NON-QUALIFIED STOCK OPTION PLAN

     Pursuant to the terms and provisions of a non-qualified stock option plan (the "Non-Qualified SOP"), during fiscal years ended 1999 and 2000, the Board of Directors of the Company authorized the grant of stock options to certain officers, directors and significant consultants. As of the date of this Information Statement, there are 3,450,000 stock options granted and outstanding which are exercisable into 3,450,000 shares of Common Stock. Stock options granted to executive officers and directors of the Company are as reflected below in the "Options/SAR Grants Table." As of the date of this Information Statement, none of the officers, directors or significant consultants have exercised such stock options.

     Options/SAR Grants Table

--------------------------------------------------------------------------------
Name               Number of    Percent of Total   Exercise Price      Date of
                  Securities    Options Granted                      Expiration
                  Underlying
                   Options
--------------------------------------------------------------------------------

Harold Gooding     100,000          2.89%              $0.50          12/27/17
                   100,000          2.89%              $1.00          12/27/17

Gary Powers         50,000          1.45%              $0.50          12/27/17
                    50,000          1.45%              $1.00          12/27/17

Grant Atkins       500,000         14.49%              $0.50          12/27/17
                   500,000         14.49%              $1.00          12/27/17

Total            1,300,000         37.68%
-------------------------------------------------------------------------------

     No share options under Non-Qualified SOP have been exercised as at the date of this Information Statement.


                              CERTAIN TRANSACTIONS

     With the exception of the current contractual relations between the Company and ICI, and as of the date of this Information Statement, the Company has not entered into any other contractual arrangements with related parties. With the exception of the contractual relations with ICI, there is not any other currently proposed transaction, or series of the same to which the Company is a party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer five percent (5%) shareholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.

     The officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they may have an interest, hold an office or serve on the boards of directors. The directors of the Company may have other business interests to which they may devote a major or significant portion of their time. Certain conflicts of interest, therefore, may arise between the Company and its directors. Such conflicts are intended to be resolved through the exercise by the directors of judgment consistent with their fiduciary duties to the Company. The officers and directors of the Company intend to resolve such conflicts in the best interests of the Company. The officers and directors will devote their time to the affairs of the Company as necessary.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2002.


                 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
                            MATTERS TO BE ACTED UPON

     With the exception of the current director of the Company, and as of the date of this Information Statement, there are no persons identified by management of the Company who have an interest in the matters to be acted upon nor who are in opposition to the matters to be acted upon.

     As of the date of this Information Statement there are no persons who have been a director or officer of the Company since the beginning of the last fiscal year, or are currently a director or officer of the Company, that oppose any action to be taken by the Company.


           AUTHORIZATION FOR THE BOARD OF DIRECTORS OF THE COMPANY TO
            EFFECTUATE A REVERSE STOCK SPLIT OF ONE-FOR-THREE HUNDRED
                     OF THE COMPANY'S ISSUED AND OUTSTANDING
                             SHARES OF COMMON STOCK

REVERSE STOCK SPLIT

     The Board of Directors of the Company, at a special meeting, authorized and approved, subject to shareholder approval, a Reverse Stock Split of one-for-three hundred (1 for 300) of the Company's issued and outstanding shares of Common Stock. The Reverse Stock Split will be effected as soon as possible upon completion of solicitation and execution of the Written Consent. The intent of the Reverse Stock Split is to: (i) reduce the large and unwieldy number of shares of Common Stock currently issued and outstanding to a reasonable number in light of potential future business prospects and operations; (ii) enhance the future attractiveness of the Company's overall corporate and capital structure; and (iii) increase the marketability and liquidity of the Company's Common Stock.

     If the Reverse Stock Split is approved by the shareholders pursuant to the execution of the Written Consent of shareholders, it will be effected as soon as possible upon execution of the Written Consent and upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and the shareholders. In the Board's judgment the Reverse Stock Split would result in the greatest marketability and liquidity of the Common Stock, based upon prevailing market conditions, the likely effect on the market price of the Common Stock and other relevant factors.

     If approved by the shareholders pursuant to the Written Consent, the Reverse Stock Split will become effective on any date (the "Effective Date") selected by the Board of Directors on or about August 7, 2003, upon filing the appropriate documentation with NASDAQ. If no Reverse Stock Split is effected by August 7, 2003, the Board of Directors may take action to abandon the Reverse Stock Split without further shareholder action. The procedures for consummation of the Reverse Stock Split are attached hereto as Exhibit A.

     Purposes And Effects Of The Reverse Stock Split

     Consummation of the Reverse Stock Split will alter the number of issued and outstanding shares of Common Stock, which will be reduced from 156,328,943 shares to approximately 521,097 shares (excluding any increases resulting from rounding of fractional interests).

     The Common Stock is listed for trading on the OTC Bulletin Board under the symbol "IGCO". On the Record Date the reported closing price of the Common Stock on the OTC Bulletin Board was $0.03 per share. The Company intends to use its best efforts in the future to cause its shares of Common Stock to be approved for trading on the NASDAQ SmallCap Market (the "SmallCap Market") or other more senior exchange. The Company currently does not qualify for admission to the SmallCap Market because its per-share price of $0.03 (as of the close of trading on May 30, 2003) is below the $3.00 level required for admission to the SmallCap Market. Further, the Company's net tangible assets and shareholders' equity are below the minimum requirements of $4,000,000 and $2,000,000, respectively, for inclusion on the SmallCap Market. The Board of Directors believes that a Reverse Stock Split will help result in attaining its goal of increasing the marketability and liquidity of the Company's Common Stock.

     Additionally, the Board believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

     On the Record Date, the number of record holders of the Common Stock was approximately 60 and the number of beneficial holders of Common Stock was estimated to be approximately 900. The Company does not anticipate that any Reverse Stock Split will result in a significant reduction in the number of such holders, and does not currently intend to effect any Reverse Stock Split that would result in a reduction in the number of holders large enough to jeopardize listing of the Common Stock on the SmallCap Market or the Company's being subject to the periodic reporting requirements of the Securities and Exchange Commission.

     The Reverse Stock Split would have the following effects upon the number of shares of Common Stock outstanding (156,328,943 shares as of the Record Date) and no effect upon the number of authorized and unissued shares of Common Stock (assuming that no additional shares of Common Stock are issued by the Company after the Record Date and that the Reverse Stock Split is effected and without taking into account any increase in the number of outstanding shares resulting from the exercise of outstanding options and warrants). The Common Stock will continue to be $0.00025 par value Common Stock following any Reverse Stock Split, and the number of shares of Common Stock outstanding will be reduced. The following example is intended for illustrative purposes.

     Reverse Stock               Common Stock         Authorized Common Stock
         Split                   Outstanding
         -----                   -----------           ---------------------

       1 for 300                   521,097                  200,000,000

     At the Effective Date each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate whole share of the Company's Common Stock, $0.0025 par value per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. No certificates representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote or to any rights of a shareholder of the Company. In lieu of any such fractional share interest each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will in lieu receive one full share upon surrender of certificates formerly representing such fractional share interest of Old Common Stock held by such holder.

     Management of the Company believes that effectuting the Reverse Stock Split may result in the creation of odd lots for a minimal number of shareholders of the Company (approximately thirty shareholders). Pursuant to discussions with market makers for the Company, management of the Company believes that certain rules require market makers to sell odd lot share blocks as a normal part of their business. Based on this information, management of the Company believes that there will be a minimal or minor effect to odd lot shareholders, which may include loss of such proportionte amount of investment for payment of brokerage commissions.

     Federal Income Tax Consequences of the Reverse Stock Split

     The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     1. The Reverse Stock Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.

     2. No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

     3. No gain or loss will be recognized by a shareholder who exchanges all of his shares of Old Common Stock solely for shares of New Common Stock.

     4. The aggregate basis of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefore.

     5. The holding period of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of Old Common Stock surrendered in exchange therefore.

EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

BOARD RECOMMENDATION

     The Board recommends approval of the Reverse Stock Split, and each of the resolutions with respect thereto set forth in Exhibit A hereto.


          APPROVAL OF THE SALE OF THE COMPANY'S SUBSIDIARY PURSUANT TO
           FUTURE POSSIBLE RESTRUCTURING INITIATIVES, WHICH INCLUDES
                   APPROVAL OF THE PROPOSED SALE AND PURCHASE

     The Board of Directors of the Company, at a special meeting, authorized the sale of the Company's wholly-owned subsidiary, International Gold Corporation ("INGC"), pursuant to future possible restructuring initiatives, and approved the execution of any sale and purchase agreement (collectively, the "Proposed Sale and Purchase"). The Proposed Sale and Purchase would provide for the sale by the Company of up to all of the issued and outstanding shares of common stock of INGC held by the Company.

PRIOR OPERATIONAL HISTORY

     Blackhawk Property

     The Company's prior operational business activities were in the business of exploration of gold and precious metals in the United States. The Company's prior operational business activities had been carried out through International Gold Corporation ("INGC"), the private wholly-owned subsidiary of the Company. INGC's primary assets previously consisted of title to a block of 321 contiguous unpatented lode mining claims located in Lincoln County, south-central Idaho (the "Blackhawk Property"). As of the date of this Information Statement, the Company has ceased to hold title to all previously held unpatented lode mining claims that comprised the Blackhawk Property. Such claims have not been held by the Company since August 31, 2001.

     The Company also previously owned forty-nine percent (49%) of a future profit sharing interest in profits to be realized from the exploration of 439 unpatented lode mining claims located in an area adjacent to the Blackhawk Property (the "Blackhawk II Property"). The Company and its prior joint venture partner, Goldstate Corporation ("GDSA"), previously held joint title to the 439 unpatented lode mining claims on the Blackhawk II Property. As of the date of this Information Statement, neither the Company nor GDSA hold title to such mining claims on the Blackhawk II Property.

     INGC, on behalf of the Company, and AuRIC Metallurgical Laboratories LLC ("AuRIC") had entered into an Agreement for Services dated March 18, 1999 (the "Agreement for Services") whereby AuRIC agreed to perform certain services, including the development of proprietary technology and know-how relating to fire and chemical assay analysis techniques and metallurgical ore extraction procedures developed specifically for the exploration of properties of the Company.

     INGC, on behalf of the Company, had also retained the services of Dames & Moore, an internationally recognized engineering and consulting firm ("Dames & Moore") to provide validation audits of each major step of the assay and metallurgical recovery procedures conducted by AuRIC. In November of 1998, according to independent testing conducted by Dames & Moore, Dames & Moore validated AuRIC's fire assay and parallel chemical leach procedures as a method to verify the existence of mineralization. The positive outcome of the testing program conducted by Dames & Moore formed the subject of a November 30, 1998 report and three further subsequently dated reports regarding the Company's properties. Dames & Moore verified the fire and chemical assay techniques and procedures developed by AuRIC and their repeatability as well as metallurgical recovery.

     AuRIC and Geneva Resources, Inc., a Nevada corporation ("Geneva") entered into a Technology License Agreement dated March 17, 1999 (the "License Agreement") whereby AuRIC agreed to supply the proprietary technology to Geneva and grant to Geneva the right to sub-license the proprietary technology to the Company for use on the Blackhawk Property. The Company and Geneva entered into a Technology Sub-License Agreement dated March 18, 1999 (the "Sub-License Agreement") whereby the Company acquired from Geneva a sub-license to utilize AuRIC's proprietary information and related precious metals recovery processes to carry out assay testing and chemical leach analysis of core samples derived from any subsequent drilling on the Blackhawk Property.

     Pursuant to certain contractual terms and provisions, AuRIC and Dames & Moore had not been successful in transferring the proprietary fire assay technology to Geneva or to any independent third party assay laboratory. On September 27, 1999, Geneva and INGC, on behalf of the Company, initiated legal proceedings against AuRIC for multiple breaches of contract stemming from the Agreement for Services and the License Agreement and against Dames & Moore in a declaratory relief cause of action (the "Lawsuit").

     The Company suspended further exploration of the Blackhawk Property indefinitely due to (i) the independent assessment information which did not support the claims of AuRIC and Dames & Moore; (ii) the existence of multiple breaches of contract by AuRIC and Dames & Moore under the Agreement for Services and the License Agreement; and (iii) the pending Lawsuit and further claims of action against AuRIC and Dames & Moore. Moreover, the Company deemed the probability of commercial grade gold or silver located in the Blackhawk Property claims to be nil.

     Litigation

     On September 27, 1999, Geneva and INGC, on behalf of the Company, initiated legal proceedings against AuRIC and Dames & Moore by filing its complaint in the District Court of the Third Judicial District for Salt Lake City, State of Utah, for: (i) multiple breaches of contract relating to the Agreement for Services and the License Agreement, respectively, including, but not limited to, establishment and facilitation of the proprietary technology and fire assay procedures developed by AuRIC at an independent assay lab and failure to deliver the proprietary technology and procedures to the Company and Geneva; (ii) breach of the implied covenant of good faith and fair dealing; (iii) negligent misrepresentation; (iv) specific performance, (v) non-disclosure injunction;
(vi) failure by AuRIC to repay advances, and (vii) quantum meruit/unjust enrichment. INGC, on behalf of the Company, also named Dames & Moore in the legal proceeding in a declaratory relief cause of action (collectively, the "Lawsuit").

     On October 8, 1999, Geneva and INGC, on behalf of the Company, amended its complaint by naming as defendants AuRIC, Dames & Moore, Ahmet Altinay, General Manager of AuRIC, and Richard Daniele, Chief Metallurgist for Dames & Moore and specifying damages in excess of $10,000,000. The damages sought by Geneva and INGC, on behalf of the Company, are based on the general claims and causes of action set forth in the amended complaint relating to reliance on the assays and representations made by AuRIC, the actions and engineering reports produced by Dames & Moore and, specifically, the negligent misrepresentations and inaccuracies contained within some or all of those Dames & Moore reports and breaches of contract by AuRIC and Dames & Moore.

     On or about November 17, 1999, AuRIC, Dames & Moore, Richard Daniele and Ahmet Altinay filed separate answers to the amended complaint, along with counterclaims and a third party complaint against Geneva, INCG, the Company and Brent Pierce for breach of contract against Geneva, breach of contract against INCG, breach of contract against Pierce, defamation against the Company, INCG, Geneva and Pierce, injunctions against the Company, INCG, Geneva and Pierce, amongst other claims. In their defamation claim against the Company, the plaintiffs sought damages and punitive damages in an amount to be determined at trial, as well as attorney's fees and costs. In connection with the cause of action for preliminary and permanent injunctions against the Company, AuRIC and Ahmet Altinay sought attorney's fees and costs.

     On approximately June 14, 2000, Dames & Moore filed an action against the Company, INGC and others in the District Court of the Fifth Judicial District of the State of Idaho, in and for the County of Lincoln (the "Idaho Lawsuit"). In the Idaho Lawsuit, Dames & Moore sought foreclosure of a lien against the Company and/or INGC which purportedly arose in favor of Dames & Moore. INGC has dropped the bulk of its mining claims, except for a small group related to this litigation as the Company and INGC believed that the mining claims contain no commercial quantities of gold or silver. Dames & Moore sought to have the mining claims sold to compensate Dames & Moore for its services, materials and equipment. Dames & Moore also sought its fees and costs incurred in enforcing its claimed lien. The Company and INGC filed an answer on or about August 8, 2000.

     On June 21, 2000, Geneva and INGC, on behalf of the Company, filed a second amended complaint in the District Court of the Third Judicial District for Salt Lake City, State of Utah. The second amended complaint increased detail regarding the alleged breaches of contract and increased causes of action against other parties involved by adding two new defendants, MBM Consulting, Inc. and Dr. Michael B. Merhtens, who provided consulting services to the Company. The amendment also added certain claims of other entities involved through Geneva against the defendants. The proprietary technology formed the basis of claims made by Geneva and INGC, on behalf of the Company, in the complaints as filed with the District Court. Geneva and INGC, on behalf of the Company, alleged that the proprietary technology does not exist and that Geneva and INGC were fraudulently, recklessly and/or negligently deceived by AuRIC, Dames & Moore, and other parties to the lawsuit.

     Geneva and INGC subsequently obtained an order from the District Court to grant its Motion to Compel. The Order required that AuRIC and Dames & Moore produce the proprietary technology for Geneva's and INGC's restricted use by its legal counsel and industry experts. Geneva and INGC, on behalf of the Company, obtained an expert opinion as to the validity or ineffectiveness of the proprietary technology.

     On November 10, 2000, Geneva and INGC filed motions for partial summary judgment against Dames & Moore and AuRIC. Subsequently, on March 19, 2001, the motions for partial summary judgment were denied. The court, however, provided a ninety-day period during which both parties were required to prepare for trial, and after such period the court would set a date for trial. At a scheduling conference held on July 31, 2001, the court set trial for a period of fifteen days commencing October 16, 2001. The court date was subsequently changed to October 26, 2001 pursuant to mutual consent of the parties in an attempt to mediate the dispute. Such mediation was unsuccessful.

     Agreements Relating to Litigation

     The Company and Geneva entered into an assignment agreement dated May 9, 2000 (the "Assignment Agreement") that transferred and conveyed to Geneva the potential claims and causes of action that the Company may have had under the Sub-License Agreement with Geneva.

     On June 22, 2001, the Company, INGC, Geneva, Brent Pierce, MBM Consultants, Inc. and Michael B. Mehrtens entered into a settlement agreement (the "Mehrtens Settlement Agreement"). Pursuant to the terms of the Mehrtens Settlement Agreement, the parties agreed to treat the contents of the Settlement Agreement as strictly confidential and to not disclose such terms and provisions to anyone.

     On June 28, 2001, Geneva, the Company, INGC, Tristar Financial Services, Inc. ("Tristar") and Alexander Cox ("Cox") entered into a funds sharing agreement (the "Funds Sharing Agreement"). Pursuant to the terms of the Funds Sharing Agreement, (i) Tristar would fund the direct costs of the litigation on a best efforts basis relating to the Lawsuit for the period from April 1, 2001 to the date that the Lawsuit was settled; (ii) as consideration therefore, Tristar would receive thirty percent (30%) of the gross proceeds received by Geneva, the Company and INGC from any and all settlements relating to the Lawsuit, plus the repayment of all payments and advances made by Tristar (the "Tristar Payment"); and (iii) the Tristar Payment would be shared with Cox in proportion of (a) the funds advanced and paid by Cox to Tristar for the purpose of funding the costs of the litigation, (b) divided by the total amount of funds advanced by and paid by Tristar, (c) times the amount of the Tristar Payment. Cox is a shareholder of the Company and as of the date of this Quarterly Report, holds an approximate 17.12% equity interest.

     On September 21, 2001, Geneva, the Company, INGC and other parties entered into a settlement agreement with AuRIC and Ahmet Altinay (the "AuRIC Settlement Agreement"). Pursuant to the terms of the AuRIC Settlement Agreement, the parties agreed that: (i) significant additional expense and time would be incurred to proceed with and resolve the Lawsuit and therefore desired to settle the Lawsuit; (ii) AuRIC would pay $10,000.00; (iii) AuRIC would return three promissory notes in the principal amounts of $250,000 marked cancelled payable to AuRIC by the Company, Goldstate Corporation and Vega-Atlantic Corporation, respectively; (iii) AuRIC would return certain stock certificates received from the Company, Goldstate Corporation and Vega-Atlantic Corporation, respectively;
(iv) the parties would execute and jointly file a motion to dismiss the parties' respective claims and counterclaims in the Lawsuit; (v) the parties would release one another from any and all claims and liabilities, whether known or unknown, arising from or based upon the Lawsuit; and (vi) the Agreement for Services, the License Agreement and the related Sub-License Agreement would be deemed null, void and without further force or effect.

     On September 25, 2001, Geneva, the Company, INGC, and other parties entered into a settlement agreement and release with Dames & Moore, et. al. (the "Dames & Moore Settlement Agreement"). Pursuant to the terms of the Dames & Moore Settlement Agreement, the parties agreed that: (i) solely to save the burden, cost and expense of continued litigation, the Lawsuit and the Idaho Lawsuit would be settled without any admission of liability by any party; (ii) the parties would execute and jointly file a motion to dismiss the parties' respective claims and counterclaims in the Lawsuit and the Idaho Lawsuit with prejudice; (iii) the parties would release one another from any and all claims and liabilities, whether known or unknown, arising from or based upon the Lawsuit and the Idaho Lawsuit, including those arising from or related to the Blackhawk projects, mining claims and property; (iv) each party would bear its own respective attorneys' fees and costs incurred in connection with the Lawsuit, the Idaho Lawsuit and the Dames & Moore Settlement Agreement; and (v) Dames & Moore would pay $798,000.

     Results of Settlement

     Pursuant to the Assignment Agreement, the Company transferred and conveyed to Geneva the potential claims and causes of action that the Company may have had under the Sub-License Agreement with Geneva. The amount of damages to be recovered by Geneva and INGC pursuant to the Dames & Moore Settlement Agreement and the AuRIC Settlement Agreement were primarily used for payment of attorneys fees, expert witness fees, and associated costs of litigation. The Company, therefore, was not in a position to receive any portion of the cash settlement damages.

     The Company and INGC had paid an aggregate of $938,805 in cash to AuRIC and Dames & Moore for services before the litigation commenced. The Company and INGC also owed $219,469 to Dames & Moore for disputed but unpaid services. Prior to the litigation, (i) AuRIC received 2,500,000 shares of Common Stock from the Company and a promissory note in the principal amount of $250,000, and (ii) Geneva received 1,500,000 shares of Common Stock from the Company and a promissory note in the principal amount of $250,000.

     As a result of the settlements, the Company received: (i) the share certificate issued to AuRIC representing 2,500,000 shares of Common Stock, which has been cancelled and the shares returned to treasury; (ii) the share certificate issued to Geneva representing 1,500,000 shares of Common Stock, which has been cancelled and the shares returned to treasury; (iii) the promissory note in the principal amount of $250,000 payable by INGC to Geneva, which has been cancelled; and (iv) the promissory note in the principal amount of $250,000 payable by INGC to AuRIC, which has been cancelled. As a result of the settlements, the financial statements for fiscal year ended December 31, 2001 reflect a write down of all amounts due to Dames & Moore in the amount of $219,469 and a reversal of interest which had been previously booked relating to the promissory notes.

     Geneva, the Company, INGC and other parties received an aggregate of $808,000 in settlement proceeds. An aggregate of approximately $1,600,000 was incurred as legal fees and associated costs relating to the litigation. Of the $808,000 in settlement proceeds, $345,000 was paid for outstanding amounts due and owing to legal counsel relating to the litigation, $10,000 was paid to GDSA, and the remaining $453,000 was paid to Tristar to provide a partial recovery of approximately $800,000 paid by Tristar pursuant to the provisions of the Funds Sharing Agreement.

     At the time the respective settlement agreements were entered into, management of the Company estimated that future additional costs to continue to proceed with litigation through the trial stage could have been approximately $1,000,000, with no guarantee of success. Management further believed that if the litigation proceeded to trial, any positive future monetary award in favor of the Company and INGC could have been subjected to a lengthy appeals process and further legal costs. While Dames & Moore, then a subsidiary of URS Corporation, had approximately $2 billion in annual revenues representing a formidable resource for future legal expenses, the Company had not generated revenues and had no liquid assets to commit to such significant estimated future expenses associated with ongoing litigation. Management of the Company believes, therefore, that settlement of the litigation and execution of the respective settlement agreements was in the best interests of the Company and its shareholders.

NEW BUSINESS ENDEAVORS

     As of the date of this Information Statement, management of the Company is undertaking research relating to prospective new business endeavors and possible new acquisitions. This research may result in the Company entering into business operations that are not in the minerals exploration field.

SALE OF THE COMPANY'S SUBSIDIARY

     Proposed Sale and Purchase

     As of the date of this Information Statement, the Company's wholly-owned subsidiary, INGC, is deemed to be a defunct entity. INGC does not have any assets and its net book value is $-0-. The Board of Directors of the Company has determined that obtaining shareholder approval of the potential sale of the Company's subsidiary, INGC, would be prudent based upon the following: (i) the current existence of INGC is as an unproductive subsidiary of the Company with no book value; (ii) the continued existence of INGC as the Company's subsidiary presents no value but rather a liability in regards to potential future operational business prospects and acquisitions; (iii) the current corporate structure of the Company, which includes INGC, may present operational and structural problems in regards to potential future operational business prospects and acquisitions; and (iv) shareholder approval pursuant to execution of the Written Consent would provide management with the future ability to easily and quickly restructure the Company's corporate organization if deemed necessary due to contractual provisions in regards to potential future operational business prospects and acquisitions.

     Although management believes that the sale of the Company's subsidiary provides no monetary value to any prospective purchaser and may be difficult to consummate, the Proposed Sale and Purchase is expected to provide for the sale by the Company to an arm's length third party purchaser all of the issued and outstanding shares of common stock of INGC held by the Company. The Proposed Sale and Purchase may also provide that the proposed purchaser thereof (i) will agree to recognize certain liabilities of INGC; and (ii) will assume all of right, title and interest in and to any assets, if any, of INGC. It is also expected that the Proposed Sale and Purchase will contain various customary representations and warranties made by the Company and the proposed purchaser. These are expected to include, among other things, representations and warranties relating to (i) the execution and enforceability of any agreement relating to the Proposed Sale and Purchase; (ii) the financial statements and other financial and related information; (iii) the absence of certain undisclosed liabilities; (iv) the absence of undisclosed material changes relating to INGC; and (v) title to and absence of liens on any of the assets.

     Effect of Sale of Subsidiary on the Company

     Following the consummation of the Proposed Sale and Purchase, the Company expects to have no substantial assets, after taking into account its fixed assets and accounts receivable, if any, as the case may be. There can be no assurance that any further assets will be realized. Following consummation of the Proposed Sale and Purchase, the Company expects to have approximately $1,238,000 in liabilities, after taking into account its accounts payable and accrued liabilities. As the Proposed Sale and Purchase involves the sale of the Subsidiary of the Company for cash, the shareholders of the Company will retain their equity interests in the Company following consummation of the Proposed Sale and Purchase.

     Background of Sale of Subsidiary; Fairness of Transaction; Recommendation of Board of Directors

     The Board of Directors have agreed to enter into the Proposed Sale and Purchase principally because of its analysis of the existing corporate structure of the Company and its subsidiary. Management of the Company has determined that the Company's financial condition was declining as a result of the prior operational activities of its wholly-owned subsidiary, INGC, and the resulting inability of the Company to borrow or raise funds for subsidiary operations that would be required for its working capital and capital expenditures for the remainder of 2003.

     The Board of Directors thus determined that a Proposed Sale and Purchase offered the best alternative for the Company. In reaching its determination, the Board of Directors reviewed the proposed general and essential terms of the Proposed Sale and Purchase and related matters, as well as the possible future direction of the Company, including the proposed identification of prospective new business endeavors and potential acquisition thereof. The Board of Directors believes that the sale of its wholly-owned subsidiary, INGC, would allow the

Company to streamline existing operations, provide for any such potential acquisitions. Management of the Company based its decision on certain factors including, but not limited to: (i) an extensive investigation and analysis of the assets of the Company and INGC; (ii) a determination of the required capital for future operations; and (iii) levels of subsidiary debt.

     The Board of Directors also took into account, among other factors, the various other possible transactions, and the following additional factors:

     1. The prior operational history of the Company and INGC, including the suspension of any further exploration of the mining claims located on the Blackhawk Property and the settlement of the lawsuit against AuRIC Metallurgical Laboratories LLC and Dames and Moore.

     2. The proposed terms of any agreement relating to the Proposed Sale and Purchase, which may include payment of any of INGC's liabilities.

     3. The financial risks of the Proposed Sale and Purchase not being consummated and the risk that there would be no opportunity to successfully raise additional capital either through private sales or from advances.

     4. An analysis of the financial effects on the Company of the Proposed Sale and Purchase being consummated. In this regard, the Board of Directors took into account the Consolidated Financial Statements, included in this Information Statement, which may reduce future net loss of the Company.

     5. The recent market prices for the Common Stock of the Company.

     6. The prior operating losses of the Company and the substantial legal, accounting and other costs that would be incurred should the Company attempt to continue its business operations in the exploration and development of gold and precious metals.

     Based on the foregoing, the Board of Directors believed that the sale of the Company's subsidiary, INGC, through the Proposed Sale and Purchase at this time would be fair to and in the best interests of the Company and its shareholders. In view of the wide variety of factors considered in connection with its evaluation of the Proposed Sale and Purchase, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

IF THIS PROPOSAL TO SELL THE COMPANY'S SUBSIDIARY IS APPROVED BY SHAREHOLDERS PURSUANT TO THE WRITTEN CONSENT, SHAREHOLDERS OF THE COMPANY WILL NOT HAVE A SECOND OPPORTUNITY TO VOTE ON AND APPROVE ANY SUBSEQUENT PROPOSED SALE OF THE COMPANY'S SUBSIDIARY.

     Federal Income Tax Consequence of the Proposed Sale and Purchase

     Any Proposed Sale and Purchase transaction will be a taxable transaction to the Company resulting in a net loss for tax purposes measured by the difference between the amount realized on the sale of the assets and the Company's tax basis in the assets. Shareholders of the Company will experience no direct federal income tax consequences as a result of the consummation of the Proposed Sale and Purchase. The foregoing constitutes only a general description of the federal income tax consequences.

BOARD APPROVAL

     Based upon review of a wide variety of factors considered in connection with its evaluation of the Proposed Sale and Purchase, the Board of Directors of the Company believes that it would be in the best interests of the Company and its shareholders to consummate any proposed Sale and Purchase. The Board of Directors recommends approval of the sale of the Company's subsidiary, INGC, and any proposed Sale and Purchase, and each of the resolutions with respect thereto set forth in Exhibit A hereto.


                            ELECTION OF ONE DIRECTOR
                TO SERVE ON THE BOARD OF DIRECTORS OF THE COMPANY

     The Company's directors are elected annually to serve until the next annual meeting of shareholders or until their successors shall have been elected and qualified. The Company's bylaws provide that the number of directors of the Company shall consist of at least one (1) but no more than nine (9) persons. The number of directors presently authorized by resolution of the Board of Directors is one (1). The following individual is proposed for appointment as a director of the Company.

     GRANT ATKINS has been the President of the Company since 2001 and the Secretary, Treasurer and a Director of the Company since September of 1998. Mr. Atkins has also been the sole director and the President, Secretary and Treasurer of International Gold Corporation since March of 1998. Mr. Atkins has provided organization and controller duties in the Company since its formation. For the past six years, Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. During 1998 through current date, Mr. Atkins is a consultant through the private management companies of TriStar Financial Services, Inc. and Investor Communications International, Inc. Mr. Atkins is the director and president for Vega-Atlantic Corporation, a public traded corporation engaged in the worldwide exploration and development of oil and gas, gold and other minerals. Mr. Atkins is also a member of the board of directors of Petrogen Corp., a publicly traded corporation engaged in the energy industry and a member of the board of directors of GeneMax Corp., a publicly traded corporation a publicly traded biotechnology corporation specializing in the discovery and development of immunotherapeutics aimed at the treatment and eradication of cancer and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection.

     As of the date of this Information Statement, no director or executive officer of the Company is or has been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) within the past five years; (iii) being subject to any order, judgment or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

                      APPROVAL OF THE STOCK OPTION PLAN FOR
                          KEY PERSONNEL OF THE COMPANY

     On March 15, 2003, the Board of Directors of the Company unanimously approved and adopted a stock option plan (the "Stock Option Plan"), which is attached hereto as Exhibit B. The purpose of the Stock Option Plan is to advance the interests of the Company and its shareholders by affording key personnel of the Company an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. Pursuant to the provisions of the Stock Option Plan, stock options (the "Stock Options") will be granted only to key personnel of the Company, generally defined as a person designated by the Board of Directors upon whose judgment, initiative and efforts the Company may rely including any director, officer, employee or consultant of the Company.

     The Stock Option Plan is to be administered by the Board of Directors of the Company, which shall determine (i) the persons to be granted Stock Options under the Stock Option Plan; (ii) the number of shares subject to each option, the exercise price of each Stock Option; and (iii) whether the Stock Option shall be exercisable at any time during the option period of ten (10) years or whether the Stock Option shall be exercisable in installments or by vesting only. The Stock Option Plan provides authorization to the Board of Directors to grant Stock Options to purchase a total number of shares of common stock of the Company, not to exceed 3,500,000 post-Reverse Stock Split shares as at the date of adoption by the Board of Directors of the Stock Option Plan. At the time a Stock Option is granted under the Stock Option Plan the Board of Directors shall fix and determine the exercise price at which shares of common stock of the Company may be acquired; provided, however, that any such exercise price shall not be less than that permitted under the rules and policies of any stock exchange or over-the-counter market which is applicable to the Company.

     In the event an optionee who is a director or officer of the Company ceases to serve in that position, any Stock Option held by such optionee generally may be exercisable within up to ninety (90) calendar days after the effective date that his position ceases, and after such 90-day period any unexercised Stock Option shall expire. In the event an optionee who is an employee or consultant of the Company ceases to be employed by the Company, any Stock Option held by such optionee generally may be exercisable within up to sixty (60) calendar days (or up to thirty (30) calendar days where the optionee provided only investor relations services to the Company) after the effective date that his employment ceases, and after such 60- or 30-day period any unexercised Stock Option shall expire.

     No Stock Options granted under the Stock Option Plan will be transferable by the optionee, and each Stock Option will be exercisable during the lifetime of the optionee subject to the option period of ten (10) years or limitations described above. Any Stock Option held by an optionee at the time of his death may be exercised by his estate within one (1) year of his death or such longer period as the Board of Directors may determine.

     The exercise price of a Stock Option granted pursuant to the Stock Option Plan shall be paid in cash or certified funds upon exercise of the option.

     Incentive Stock Options

     The Stock Option Plan further provides that, subject to the provisions of the Stock Option Plan and prior shareholder approval, the Board of Directors may grant to any key personnel of the Company who is an employee eligible to receive options one or more incentive stock options to purchase the number of shares of

Common Stock allotted by the Board of Directors (the "Incentive Stock Options"). The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be no less than fair market value of a share of Common Stock on the date of grant of the Incentive Stock Option. In accordance with the terms of the Stock Option Plan, "fair market value" of the Incentive Stock Option as of any date shall not be less than the closing price for the shares of Common Stock on the last trading day preceding the date of grant. The option term of each Incentive Stock Option shall be determined by the Board of Directors, which shall not commence sooner than from the date of grant and shall terminate no later than ten (10) years from the date of grant of the Incentive Stock Option, subject to possible early termination as described above.

     As of the date of this Information Statement no Stock Options nor Incentive Stock Options have been granted. The Company is expected to cause to be filed with the Securities and Exchange Commission registration statements on "Form S-8
- For Registration Under the Securities Act of 1933 of Securities to Be Offered to Employees Pursuant to Employee Benefit Plans". It is intended that a S-8 registration statement will become effective registering Stock Options under the Stock Option Plan in the amount of 3,500,000 shares at $0.50 per share. Upon approval by the shareholders of the Stock Option Plan, the Board of Directors will be authorized, without further shareholder approval, to grant such options from time to time to acquire up to an aggregate of 3,500,000 shares of the Company's restricted Common Stock.

BOARD APPROVAL

     Based upon review of a wide variety of factors considered in connection with its evaluation of the provisions and terms of the Stock Option Plan, the Board of Directors of the Company believes that it would be in the best interests of the Company and its shareholders to adopt the Stock Option Plan. The Board of Directors recommends approval of the Stock Option Plan, the grant of stock options under the Stock Option Plan Agreement, the grant of incentive stock options under the Incentive Stock Option Plan Agreement and approval of each of the resolutions with respect thereto set forth in Exhibit A hereto.


                   RATIFICATION OF SELECTION OF LABONTE & CO.
                        AS INDEPENDENT PUBLIC ACCOUNTANTS
                                 OF THE COMPANY

     Since January 1, 1997 to August 8, 2000, the Company had a former accountant. Since August 9, 2000 and to date, the Company's current principal independent accountants have not resigned or declined to stand for re-election or were dismissed. The Company's former principal independent accountant, Johnson, Holscher & Company, P.C., resigned because of a business decision made by management of Johnson, Holscher & Company, P.C. to cease rendering services for clients which involve services or representation under the Securities Act or the Securities Exchange Act of 1934, as amended. Subsequently, management of the Company determined that the accounting firm of Labonte & Co. be engaged to provide services. Such decision to change accountants was approved by the Board of Directors of the Company.

     During the Company's two most recent fiscal years, there were no disagreements with either Johnson, Holscher & Company, P.C. nor with LaBonte & Co., whether or not resolved, on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of either Johnson, Holscher & Company, P.C. or LaBonte & Co., would have caused Johnson, Holscher & Company, P.C. or LaBonte & Co. to make reference to the subject matter of the disagreements in its respective reports.

     Neither the Company's current principal independent accountants nor its former principal independent accountant have provided an adverse opinion or disclaimer of opinion to the Company's financial statements, nor modified their respective opinion as to uncertainty, audit scope or accounting principles. However, the auditor's report to the financial statements for fiscal years ended December 31, 2001 and 2002 are qualified as to the Company's ability to continue as a going concern.

     The Company's principal independent accountant from August 9, 2000 to the current date is Labonte & Co., 1205 - 1095 West Pender Street, Vancouver, British Columbia, Canada V6E 2M6.

BOARD APPROVAL

     The Board of Directors of the Company believes that it would be in the best interests of the Company and its shareholders to ratify the selection of LaBonte & Co. as independent public accountants of the Company. The Board of Directors recommends ratification of LaBonte & Co. as independent public accountants of the Company for fiscal year ending March 31, 2003 and approval of each of the resolutions with respect thereto set forth in Exhibit A.


                          PROPOSALS BY SECURITY HOLDERS

     The Board of Directors does not know of any matters that are to be presented to the shareholders for their approval and consent pursuant to the Written Consent of shareholders other than those referred to in this Information Statement. If any shareholder of the Company entitled to vote by written authorization or consent has submitted to the Company a reasonable time before the Information Statement is to be transmitted to shareholders a proposal, other than elections to offices, such proposal must be received at the Company's offices, located at 435 Martin Street, Suite 2000, Blaine, Washington 98230,
Attention: President, not later than July 16, 2003.


                    DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
                               SHARING AN ADDRESS

     One Information Statement will be delivered to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of an annual report of Information Statement. In the event a shareholder desires to provide such notice to the Company, such notice may be given verbally by telephoning the Company's offices at (360) 332-7734 or by mail to 435 Martin Street, Suite 2000, Blaine, Washington 98230.

                                            By Order of the Board of Directors


                                            /s/ Grant Atkins
                                            ----------------
                                            Grant Atkins, President

                       EXHIBIT A TO INFORMATION STATEMENT
                         WRITTEN CONSENT OF SHAREHOLDERS

     Pursuant to Section 78.320 of the Nevada Revised Statutes, as amended, which provides that any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if, before or after the action, a written consent setting forth the action so taken shall be signed by the shareholders holding at least a majority of the voting power. The undersigned, being ten (10) or less of the shareholders holding at least a majority of the voting power of Intergold Corporation, a Nevada corporation (the "Corporation"), do hereby take, consent, affirm and approve the following actions.

     WHEREAS the Board of Directors of the Corporation at a special meeting held on March 15, 2003 (the "Special Meeting") authorized and approved, subject to shareholder approval, certain corporate actions, which the Board of Directors deemed to be in the best interests of the Corporation; and its shareholders;

     WHEREAS the Board of Directors of the Corporation at the Special Meeting further authorized and directed the submission to a limited number of shareholders of the Corporation holding at least a majority of the voting power the certain corporate actions to be approved and authorized by such shareholders of the Corporation;

     WHEREAS Section 78.320 of the Nevada Revised Statutes, as amended, provides that any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if, before or after the action, a written consent setting forth the action so taken shall be signed by the shareholders holding at least a majority of the voting power;

     WHEREAS the shareholders who have signed this Written Consent of shareholders dated to be effective as of August 7, 2003 are shareholders of record as of June 15, 2003, and hold shares in excess of a majority of the Corporation's issued and outstanding shares of Common Stock.

     WHEREAS such shareholders have been fully apprised and informed of the nature of the certain corporate actions and have concluded that approval and authorization of such corporate actions would be beneficial to the Corporation and in the best interests of its shareholders; therefore, be it

                                        I

                   Authorization of the One-For-Three Hundred
                      Reverse Stock Split of the Company's
                  Issued and Outstanding shares of Common Stock

     RESOLVED that the Board of Directors be, and it hereby is, authorized to effect a Reverse Stock Split in accordance with the following resolutions if the Board determines in the exercise of their discretion that a Reverse Stock Split is in the best interests of the Company and the shareholders and that a Reverse Stock Split is likely to result in an increase in the marketability and liquidity of the Common Stock;

     FURTHER RESOLVED, that the following provisions of the Reverse Stock Split be and hereby are authorized:

"In accordance with the effective date of the Reverse Stock Split (the "Effective Date"), each share of the Company's common stock, $0.00025 par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into 1/300 of a share of the Company's outstanding common stock, $0.00025 par value (the "New Common Stock"), depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and the Shareholders, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof.

From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's transfer agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange. All holders of such fractional shares, including holders of less than a 0.5 fractional share, shall be entitled to one share of New Common Stock. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

     FURTHER RESOLVED, that notwithstanding authorization of the Reverse Stock Split by the shareholders of the Company, the Board of Directors may abandon such proposed Reverse Stock Split without further action by the Shareholders.

                                       II

       Approval of the Sale of the Company's Subsidiary Pursuant to Future
                      Possible Restructuring Initiatives,
                    Including the Proposed Sale and Purchase

     RESOLVED that, subject to regulatory approval and in compliance with the policies of the applicable stock exchange, the filing and form of which being at the sole and absolute discretion of the Board of Directors of the Company, the shareholders of the Company who have signed this Written Consent of Shareholders approve the sale of the Company's subsidiary pursuant to future possible restructuring initiatives, and approve the execution of any sale and purchase agreement (collectively, the "Proposed Sale and Purchase"), including, but not limited to, provisions for the sale by the Company of up to all of the issued and outstanding shares of common stock of International Gold Corporation, the Company's wholly-owned subsidiary ("IGNC");

     FURTHER RESOLVED that the Board of Directors of the Company is authorized, in its sole and absolute discretion, to abandon or alter any portion of the Proposed Sale and Purchase at any time without the further approval of the shareholders of the Company.


                                       III

                           Election of One Director to
                 Serve on the Board of Directors of the Company

     RESOLVED THAT the following person is hereby elected as a director to serve on the Board of Directors of the Company, and who shall hold office for one year or until his successor is duly elected and shall qualify: Grant R. Atkins.


                                       IV

                      Approval of the Stock Option Plan for
                          Key Personnel of the Company

     RESOLVED that, subject to regulatory approval and in compliance with the policies of the applicable stock exchange, the filing and form of which is at the sole and absolute discretion of the Board of Directors of the Company, the shareholders of the Company who have signed this Written Consent of Shareholders do hereby approve and ratify the adoption of a stock option plan (the "Stock Option Plan") for the Company (a) to fix the maximum number of common shares for which options may be granted under the Stock Option Plan not to 3,500,000 (post Reverse Stock Split) shares as at the date of adoption of this Stock Option Plan by the Board of Directors, (b) to specify that the exercise price for any option granted under the Stock Option Plan may not be less than the fair market value of the applicable common shares on the date of grant and (c) to specify that the options issued pursuant to the Stock Option Plan are non-transferable; all on the basis as set forth in the Stock Option Plan and related Stock Option Plan Agreement and Incentive Stock Option Plan Agreement, copies of which are attached to this Information Statement and are available for inspection by the shareholders of the Company; and, furthermore, that the Board of Directors of the Company is authorized, in its sole and absolute discretion, to abandon or alter any portion of the proposed Stock Option Plan at any time without the further approval of the shareholders of the Company;

     FURTHER RESOLVED that, subject to regulatory approval and in compliance with the policies of the applicable stock exchange, the filing and form of which is at the sole and absolute discretion of the Board of Directors of the Company, the shareholders of the Company who have signed this Written Consent of shareholders do hereby approve the Company's grant of stock options and/or incentive stock options (which options may have special rights attached to them) to such key personnel of the Company during the ensuing year and at such prices and in such amounts as may be determined by the Board of Directors of the Company, in its sole and absolute discretion, and as are acceptable with the appropriate regulatory authorities and, in addition, approve the exercise of any such or outstanding stock options and/or incentive stock options by such key personnel of the Company together with any amendment or amendments to any such stock option plan agreement and incentive stock option plan agreement at such prices and in such amounts as may be determined by the Board of Directors of the Company, in its sole and absolute discretion, and as are acceptable with the appropriate regulatory authorities (collectively, the "Stock Option Approvals"); and, furthermore, that the Board of Directors of the Company are authorized, in its sole and absolute discretion, to abandon or alter any portion of the proposed Stock Option Approvals at any time without the further approval of the shareholders of the Company; and

     FURTHER RESOLVED that, subject to subject to regulatory approval and in compliance with the policies of the applicable stock exchange, the filing and form of which is at the sole and absolute discretion of the Board of Directors of the Company, the shareholders of the Company who have signed this Written Consent of Shareholders, do hereby approve the preparation of and filing with the Securities and Exchange Commission a "Form S-8 - For Registration Under the Securities Act of 1933 of Securities to Be Offered to Employees Pursuant to Employee Benefit Plans".


                                        V

                  Ratification of LaBonte & Co. as Independent
                        Public Accountants of the Company

     RESOLVED that, subject to regulatory approval and in compliance with the policies of the applicable stock exchange, the filing and form of which is at the sole and absolute discretion of the Board of Directors of the Company, the shareholders of the Company who have signed this Written Consent of Shareholders, do hereby approve and ratify the selection of LaBonte & Co. as the independent public accountants for the Company for fiscal year ending March 31, 2003.

     EXECUTED to be effective as of the 7th day of August, 2003.

                                            SHAREHOLDERS:

Date: August 7, 2003                        SONANINI HOLDINGS LTD.

                                            By:
                                            -------------------------------
                                            Title

                                            -------------------------------
                                            Print Name

                                            -------------------------------
                                            Signature (Title if Appropriate)

                                            -------------------------------
                                            Address

                                            -------------------------------
                                            Number of Shares Held of Record



Date: August 7, 2003                        TRISTAR FINANCIAL SERVICES INC.


                                            By: /s/ Marcus Johnson, President
                                            ---------------------------------

                                            -------------------------------
                                            Print Name

                                            -------------------------------
                                            Signature (Title if Appropriate)

                                            -------------------------------
                                            Address

                                            -------------------------------
                                            Number of Shares Held of Record


Date: August 7, 2003                        /s/  Alexander Cox
                                            -------------------------------


                                            -------------------------------
                                            Print Name

                                            -------------------------------
                                            Signature (Title if Appropriate)

                                            -------------------------------
                                            Address

                                            -------------------------------
                                            Number of Shares Held of Record

                                    EXHIBIT B

                                STOCK OPTION PLAN

                                      For:

                              INTERGOLD CORPORATION




                              Intergold Corporation
                          435 Martin Street, Suite 2000
                        Blaine, Washington, U.S.A., 98230

                              INTERGOLD CORPORATION
                              ---------------------

                                STOCK OPTION PLAN
                                -----------------

     This stock option plan (the "Plan") is adopted in consideration of services rendered and to be rendered by key personnel to Intergold Corporation, its subsidiaries and affiliates.


1.   Definitions.

     The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:


     Board:                 The Board of Directors of Intergold Corporation.

     Common Stock:          The U.S. $0.00025 par value common stock of
                            Intergold Corporation.

     Company: Intergold Corporation, a corporation incorporated under the laws of the State of Nevada, U.S.A., and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

     Date of Grant:         The date on which an Option (see hereinbelow) is
                            granted under the Plan.

     Fair Market Value:     The Fair Market Value of the Option Shares. Such
                            Fair Market Value as of any date shall be reasonably determined by the Board; provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares as of any date shall not be less than the closing price for the Common Stock on the last trading day preceding the date of grant; provided, further, that if the Company's shares are not listed on any exchange the Fair Market Value of such shares shall not be less than the average of the means between the bid and asked prices quoted on each such date by any two independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Board. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     Incentive Stock
     Option: An Option as described in Section 9 hereinbelow intended to qualify under section 422 of the United States Internal Revenue Code of 1986, as amended.

     Key Person:            A person designated by the Board upon whose
                            judgment, initiative and efforts the Company or a Related Company may rely, who shall include any Director, Officer, employee or consultant of the Company. A Key Person may include a corporation that is wholly-owned and controlled by a Key Person who is eligible for an Option grant, but in no other case may the Company grant an option to a legal entity other than an individual.

     Option: The rights granted to a Key Person to purchase Common Stock pursuant to the terms and conditions of an Option Agreement (see hereinbelow).

     Option Agreement:      The written agreement (and any amendment or
                            supplement thereto) between the Company and a Key
                            Person designating the terms and conditions of an Option.

     Option Shares:         The shares of Common Stock underlying an Option
                            granted to a Key Person.

     Optionee:              A Key Person who has been granted an Option.

     Related Company:       Any subsidiary or affiliate of the Company or of any
                            subsidiary of the Company. The determination of whether a corporation is a Related Company shall be made without regard to whether the entity or the relationship between the entity and the Company now exists or comes into existence hereafter.

2.   Purpose and scope.

     (a) The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Key Persons, upon whose judgment, initiative and efforts the Company may rely for the successful conduct of their businesses an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

     (b) This Plan authorizes the Board to grant Options to purchase shares of Common Stock to Key Persons selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors and other matters.

3.   Administration of the Plan.

     The Plan shall be administered by the Board. The Board shall have the authority granted to it under this section and under each other section of the Plan.

     In accordance with and subject to the provisions of the Plan, the Board is hereby authorized to provide for the granting, vesting, exercise and method of exercise of any Options all on such terms (which may vary between Options and Optionees granted from time to time) as the Board shall determine. In addition, and without limiting the generality of the foregoing, the Board shall select the Optionees and shall determine: (i) the number of shares of Common Stock to be subject to each Option, however, in no event may the maximum number of shares reserved for any one individual exceed 15% of the issued and outstanding share capital of the Company; (ii) the time at which each Option is to be granted;
(iii) the purchase price for the Option Shares; (iv) the Option period; and (v) the manner in which the Option becomes exercisable or terminated. In addition, the Board shall fix such other terms of each Option as it may deem necessary or desirable. The Board may determine the form of Option Agreement to evidence each Option.

     The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company subject to the rules and policies of any exchange or over-the-counter market which is applicable to the Company.

     The Board may from time to time make such changes in and additions to the Plan as it may deem proper, subject to the prior approval of any exchange or over-the-counter market which is applicable to the Company, and in the best interests of the Company; provided, however, that no such change or addition shall impair any Option previously granted under the Plan. If the shares are not listed on any exchange, then such approval is not necessary.

     Each determination, interpretation or other action made or taken by the Board shall be final, conclusive and binding on all persons, including without limitation, the Company, the stockholders, directors, officers and employees of the Company and the Related Companies, and the Optionees and their respective successors in interest.

4.   The Common Stock.

     Save and except as may be determined by the Board at a duly constituted meeting of the Board as set forth hereinbelow, the Board is presently authorized to appropriate, grant Options, issue and sell for the purposes of the Plan, a total number of shares of the Company's Common Stock not to exceed 2,000,000, or the number and kind of shares of Common Stock or other securities which in accordance with Section 10 shall be substituted for the shares or into which such shares shall be adjusted. Save and except as may otherwise be determined by the disinterested approval of the shareholders of the Company at any duly called meeting of the shareholders of the Company, at any duly constituted Board meeting the Board may determine that the total number of shares of the Company's Common Stock which may be reserved for issuance for Options granted and to be granted under this Plan, from time to time, may be to the maximum extent of up to 100% of the Company's issued and outstanding Common Stock as at the date of any such meeting of the Board. In this regard, and subject to the prior disinterested approval of the shareholders of the Company at any duly called meeting of the shareholders of the Company, the total number of shares of the Company's Common Stock which may be reserved for issuance for Options granted and to be granted under this Plan, from time to time, may be increased to greater than 100% of the Company's issued and outstanding Common Stock as at the date of notice of any such meeting of the shareholders of the Company whereat such disinterested shareholders' approval is sought and obtained by the Company. All or any unissued shares subject to an Option that for any reason expires or otherwise terminates may again be made subject to Options under the Plan.

5.   Eligibility.

     Options will be granted only to Key Persons. Key Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise.

6.   Option Price and number of Option Shares.

     The Board shall, at the time an Option is granted under this Plan, fix and determine the exercise price at which Option Shares may be acquired upon the exercise of such Option; provided, however, that any such exercise price shall not be less than that, from time to time, permitted under the rules and policies of any exchange or over-the-counter market which is applicable to the Company.

     The number of Option Shares that may be acquired under an Option granted to an Optionee under this Plan shall be determined by the Board as at the time the Option is granted; provided, however, that the aggregate number of Option Shares reserved for issuance to any one Optionee under this Plan, or any other plan of the Company, shall not exceed 15% of the total number of issued and outstanding Common Stock of the Company.

7.   Duration, vesting and exercise of Options.

     (a) The option period shall commence on the Date of Grant and shall be up to 10 years in length subject to the limitations in this Section 7 and the Option Agreement.

     (b) During the lifetime of the Optionee the Option shall be exercisable only by the Optionee. Subject to the limitations in paragraph (a) hereinabove, any Option held by an Optionee at the time of his death may be exercised by his estate within one year of his death or such longer period as the Board may determine.

     (c) The Board may determine whether an Option shall be exercisable at any time during the option period as provided in paragraph (a) of this
          Section 7 or whether the Option shall be exercisable in installments or by vesting only. If the Board determines the latter it shall determine the number of installments or vesting provisions and the percentage of the Option exercisable at each installment or vesting date. In addition, all such installments or vesting shall be cumulative. In this regard the Company will be subject, at all times, to any rules and policies of any exchange or over-the-counter market which is applicable to the Company and respecting any such required installment or vesting provisions for certain or all Optionees.

     (d) In the case of an Optionee who is a director or officer of the Company or a Related Company, if, for any reason (other than death or removal by the Company or a Related Company), the Optionee ceases to serve in that position for either the Company or a Related Company, any option held by the Optionee at the time such position ceases or terminates may, at the sole discretion of the Board, be exercised within up to 90 calendar days after the effective date that his position ceases or terminates (subject to the limitations at paragraph (a) hereinabove), but only to the extent that the option was exercisable according to its terms on the date the Optionee's position ceased or terminated. After such 90-day period any unexercised portion of an Option shall expire.

     (e) In the case of an Optionee who is an employee or consultant of the Company or a Related Company, if, for any reason (other than death or termination for cause by the Company or a Related Company), the Optionee ceases to be employed by either the Company or a Related Company, any option held by the Optionee at the time his employment ceases or terminates may, at the sole discretion of the Board, be exercised within up to 60 calendar days (or up to 30 calendar days where the Optionee provided only investor relations services to the Company or a Related Company) after the effective date that his employment ceased or terminated (that being up to 60 calendar days (or up to 30 calendar days) from the date that, having previously provided to or received from the Company a notice of such cessation or termination, as the case may be, the cessation or termination becomes effective; and subject to the limitations at paragraph (a) hereinabove), but only to the extent that the option was exercisable according to its terms on the date the Optionee's employment ceased or terminated. After such 60-day (or 30-day) period any unexercised portion of an Option shall expire.

     (f) In the case of an Optionee who is an employee or consultant of the Company or a Related Company, if the Optionee's employment by the Company or a Related Company ceases due to the Company's termination of such Optionee's employment for cause, any unexercised portion of any Option held by the Optionee shall immediately expire. For this purpose "cause" shall mean conviction of a felony or continued failure, after notice, by the Optionee to perform fully and adequately the Optionee's duties.

     (g) Neither the selection of any Key Person as an Optionee nor the granting of an Option to any Optionee under this Plan shall confer upon the Optionee any right to continue as a director, officer, employee or consultant of the Company or a Related Company, as the case may be, or be construed as a guarantee that the Optionee will continue as a director, officer, employee or consultant of the Company or a Related Company, as the case may be.

     (h) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8.

8.   Payment for Option Shares.

     In the case of all Option exercises, the purchase price shall be paid in cash or certified funds upon exercise of the Option.

9.   Incentive stock Options.

     (a) The Board may, from time to time, and subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, grant to any Key Person who is an employee eligible to receive Options one or more Incentive Stock Options to purchase the number of shares of Common Stock allotted by the Board.

     (b) The Option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be no less than the Fair Market Value of a share of Common Stock on the Date of Grant of the Incentive Stock Option.

     (c) The Option term of each Incentive Stock Option shall be determined by the Board and shall be set forth in the Option Agreement, provided that the Option term shall commence no sooner than from the Date of Grant and shall terminate no later than 10 years from the Date of Grant and shall be subject to possible early termination as set forth in Section 7 hereinabove.

10.  Changes in Common Stock, adjustments, etc.

     In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

     In the event of any such changes or exchanges, the Board shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, kind, or option price of the shares or other securities then subject to an Option or Options granted pursuant to the Plan and the Board shall make any such adjustment, and such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

11.  Relationship of employment.

     Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Optionee any right with respect to employment by the Company, or interfere in any way with the right of the Company to terminate the Optionee's employment or services at any time.

12.  Non-transferability of Option.

     No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and any attempt to do so shall be null and void.

13.  Rights as a stockholder.

     No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 10, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

14.  Securities laws requirements.

     No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the United States Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

15.  Disposition of Option Shares.

     Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (i) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (ii) that no Option Shares will be sold or otherwise distributed in violation of the United States Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (iii) that if he is subject to reporting requirements under Section 16(a) of the United States Securities Exchange Act of 1934, as amended, he will (a) furnish the Company with a copy of each Form 4 filed by him and (b) timely file all reports required under the federal securities laws; and (iv) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

16.  Effective date of Plan; termination date of Plan.

     The Plan shall be deemed effective as of July 23, 2003. The Plan shall terminate at midnight on June 23, 2013 except as to Options previously granted and outstanding under the Plan at the time. No Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.

17.  Other provisions.

     The following provisions are also in effect under the Plan:

     (a) the use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary;

     (b)  any expenses of administering the Plan shall be borne by the Company;

     (c) this Plan shall be construed to be in addition to any and all other compensation plans or programs. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable; and

     (d) the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Nevada, U.S.A.

     This Plan is dated and made effective as approved by the shareholders of the Company on this 7th day of August, 2003.

                      BY ORDER OF THE BOARD OF DIRECTORS OF
                              INTERGOLD CORPORATION
                                      Per:

                                 "Grant Atkins"

                                  Grant Atkins
                            President and a Director
                                   ----------